EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated January 15, 2013, relating to the financial statements and financial highlights which appear in the November 30, 2012 Annual Report to Shareholders of Delaware Small Cap Value Fund and Delaware Small Cap Core Fund (two of the series constituting Delaware Group® Equity Funds V), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 27, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 18, 2013, relating to the financial statements and financial highlights which appear in the November 30, 2012 Annual Report to Shareholders of Delaware Dividend Income Fund (one of the series constituting Delaware Group® Equity Funds V), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 27, 2013